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                                                             EXHIBIT NO. 99.1(c)

                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

     Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

          The series designated as MFS Bond Series shall be redesignated as MFS Research Bond Series.

     Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of April, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

LAWRENCE H. COHN                      AMY B. LANE
---------------------------------     ------------------------------------------
Lawrence H. Cohn                      Amy B. Lane
45 Singletree Road                    9716 S.E. Sandpine Lane
Chestnut Hill MA  02467               Hobe Sound FL  33455


DAVID H. GUNNING                      ROBERT J. MANNING
---------------------------------     -------------------------------------
David H. Gunning                      Robert J. Manning
2571 N. Park Blvd.                    13 Rockyledge Road
Cleveland Heights OH  44106           Swampscott MA  01907


WILLIAM R. GUTOW                      LAWRENCE T. PERERA
---------------------------------     -------------------------------------
William R. Gutow                      Lawrence T. Perera
3 Rue Dulac                           18 Marlborough Street
Dallas TX  75230                      Boston MA  02116


MICHAEL HEGARTY                       ROBERT C. POZEN
---------------------------------     -------------------------------------
Michael Hegarty                       Robert C. Pozen
177 Old Briarcliff Road               9 Arlington Street
Briarcliff Manor  NY  10510           Boston MA  02116


J. ATWOOD IVES                        J. DALE SHERRATT
---------------------------------     -------------------------------------
J. Atwood Ives                        J. Dale Sherratt
17 West Cedar Street                  86 Farm Road
Boston MA  02108                      Sherborn MA  01770


                                      LAURIE J. THOMSEN
                                      -------------------------------------
                                      Laurie J. Thomsen
                                      235 Nashawtuc Road
                                      Concord MA  01742